Exhibit 10.8

VIR BIOTECHNOLOGY, INC.

Non-Employee Director Compensation Policy

Each member of the Board of Directors (the “Board”) of Vir Biotechnology, Inc. (the “Company”) who is not also serving as an employee of the Company or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this Non-Employee Director Compensation Policy (this “Policy”). An Eligible Director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash is to be paid or equity awards are to be granted, as the case may be. This Policy may be amended at any time in the sole discretion of the Board, or by the Compensation Committee of the Board at the recommendation of the Board.

Annual Cash Compensation

The annual cash compensation amount set forth below is payable to Eligible Directors in equal quarterly installments, payable in arrears on the last day of each fiscal quarter in which the service occurred. If an Eligible Director joins the Board or a committee of the Board at a time other than effective as of the first day of a fiscal quarter, each annual retainer set forth below will be pro-rated based on days served in the applicable fiscal year, with the pro-rated amount paid for the first fiscal quarter in which the Eligible Director provides the service, and regular full quarterly payments to be paid thereafter. All annual cash fees are vested upon payment.

1.
Annual Board Service Retainer:
a.
All Eligible Directors: $50,000
b.
Non-executive chairperson of the Board: $75,000 (inclusive of Annual Board Service Retainer)

2.
Annual Committee Member Service Retainer:
a.
Member of the Audit Committee: $10,000
b.
Member of the Compensation Committee: $7,500
c.
Member of the Nominating and Corporate Governance Committee: $5,000
d.
Member of the Science and Technology Committee: $7,500

3.
Annual Committee Chair Service Retainer (inclusive of Committee Member Service Retainer):
a.
Chairperson of the Audit Committee: $20,000
b.
Chairperson of the Compensation Committee: $15,000
c.
Chairperson of the Nominating and Corporate Governance Committee: $10,000
d.
Chairperson of the Science and Technology Committee: $15,000

The Company will also reimburse each of the Eligible Directors for his or her travel expenses incurred in connection with his or her attendance at Board and committee meetings. Such reimbursements shall be paid on the same date as the annual cash fees are paid.

Equity Compensation

The equity compensation set forth below will be granted under the Company’s 2019 Equity Incentive Plan (the “Plan”). All stock options granted under this Policy will be nonstatutory stock options, with an exercise price per share equal to 100% of the Fair Market Value (as defined in the Plan) of the underlying common stock on the date of grant, and a term of 10 years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the Plan).

1.
Initial Grant: For each Eligible Director who is first elected or appointed to the Board following the effective date of this Policy, on the date of such Eligible Director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter), the Eligible Director will be automatically, and without further action by the Board or Compensation Committee of the Board, granted two equity awards (the “Initial Grants”) with a value of $400,000 in the aggregate comprised of (i) a stock option to purchase shares of the Company’s common stock (the “Initial Option Grant”) and (ii) a restricted stock unit award covering shares of the Company’s common stock (the “Initial RSU Grant”). The total number of shares subject to the Initial Option Grant will be initially calculated in accordance with the Black-Scholes valuation methodology and the total number of shares subject to the Initial RSU Grant will be initially calculated in accordance with the Fair Market Value as of the grant date, and such resulting number of shares shall be divided between the Initial Grants based on a fixed ratio of two shares subject to the Initial Option Grant for every one share subject to the Initial RSU Grant, with the number of shares subject to the Initial Option Grant rounded down to the nearest whole share and in no event exceeding 16,000 shares and the number of shares subject to the Initial RSU Grant rounded down to the nearest whole share and in no event exceeding 8,000 shares.

One-third of the shares subject to each Initial Option Grant will vest on the one-year anniversary of the Eligible Director’s initial election or appointment to the Board and thereafter the remainder of the shares subject to each such Initial Grant will vest monthly over a two-year period, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on each vesting date, and will vest in full upon a Change in Control (as defined in the Plan), subject to the Eligible Director’s Continuous Service (as defined in the Plan) on such date. The Initial RSU Grant will vest in three equal installments on the first, second and third anniversaries of the Eligible Director’s initial election or appointment to the Board, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on each vesting date, and will vest in full upon a Change in Control (as defined in the Plan), subject to the Eligible Director’s Continuous Service (as defined in the Plan) on such date.

In addition, on the date of such Eligible Director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter), the Eligible Director will be automatically, and without further action by the Board or Compensation Committee of the Board, granted the additional awards on the same terms as the Annual Grants (as defined below), except (i) the $400,000 aggregate value of the additional awards shall first be multiplied by a fraction, the numerator of which equals 12 minus the number of calendar months that have occurred since the last annual meeting of stockholders and the denominator of which equals 12, and (ii) such additional awards will vest in full upon the earlier of (i) the one-year anniversary of the date the Annual Grants to the Eligible Directors were last made and (ii) the next annual meeting of stockholders, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on the vesting date, and will vest in full upon a Change in Control (as defined in the Plan), subject to the Eligible Director’s Continuous Service (as defined in the Plan) on such date.

2.
Annual Grant: On the first market trading day after each annual stockholders meeting of the Company, each Eligible Director who continues to serve as a member of the Board following such stockholders meeting will be automatically, and without further action by the Board or Compensation Committee of the Board, granted two equity awards (collectively, the “Annual Grants”) with a value of $400,000 in the aggregate comprised of (i) a stock option to purchase shares of the Company’s common stock (the “Annual Option Grant”); and (ii) a restricted stock unit award covering shares of the Company’s common stock (the “Annual RSU Grant”). The shares subject to each Annual Grant will vest in full on the one-year anniversary of the grant date, subject to the Eligible Director’s Continuous Service (as defined in the Plan) on the vesting date, and will vest in full upon a Change in Control (as defined in the Plan), subject to the Eligible Director’s Continuous Service (as defined in the Plan) on such date. The total number of shares subject to the Annual Option Grant will be initially calculated in accordance with the Black-Scholes valuation methodology as of the grant date and the total number of shares subject to the Annual RSU Grant will be initially calculated in accordance with the Fair Market Value as of the grant date, and such resulting number of shares shall be divided between the Annual Grants based on a fixed ratio of two shares subject to the Annual Option Grant for every one share subject to the Annual RSU Grant, with the number of shares subject to the Annual Option Grant rounded down to the nearest whole share and in no event exceeding 16,000 shares and the number of shares subject to the Annual RSU Grant rounded down to the nearest whole share and in no event exceeding 8,000 shares.

Eligible Director Compensation Limit

Notwithstanding anything herein to the contrary, the cash compensation and equity compensation that each Eligible Director is entitled to receive under this Policy shall be subject to the limits set forth in Section 3(d) of the Plan.

Approved by the Board of Directors: December 14, 2022 Effective: January 1, 2023